CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated August 29, 2003, relating to the financial statements and financial highlights which appears in the July 31, 2003 Annual Report to Shareholders of INVESCO Stock Funds, Inc. (now known as AIM Stock Funds), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Denver, Colorado
November 24, 2003